[Graphic Omitted: STATE STREET LOGO]

June 26, 2015

Each of the Borrowers listed
on Appendix I hereto
One Post Office Square
Boston, MA 02109
Attention:	Jonathan S. Horwitz,
Executive Vice President, Principal Executive Officer
and Compliance Liaison

RE:	Tenth Amendment to Putnam Funds Committed Line of Credit

Ladies and Gentlemen:

Pursuant to a letter agreement dated as of July 6, 2010 (as amended, the “Loan Agreement”) among State Street Bank and Trust Company (the “Bank”) and each of the management investment companies registered under the Investment Company Act listed on Appendix I attached thereto (each, a “Borrower”), the Bank has made available to each of the Borrowers, for itself or on behalf of designated fund series thereof, a $392,500,000 committed, unsecured line of credit (the “Committed Line”). The obligations of the Borrowers arising under the Committed Line are evidenced by an amended and restated promissory note in the original principal amount of $392,500,000, dated June 27, 2014, executed by each of the Borrowers, for itself or on behalf of such designated fund series thereof, in favor of the Bank (as amended, the “Existing Note”). Any capitalized term not otherwise defined herein shall have the same meaning as set forth in the Loan Agreement.

The Borrowers have requested, and the Bank has agreed, to extend the Committed Line for a period of ninety (90) days and to make certain other changes to the Loan Documents as set forth below. Therefore, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

I. Amendments to Loan Documents

Subject to the terms and conditions hereof, the Loan Documents are hereby amended as follows:

1. Section I(1) of the Loan Agreement is hereby amended by deleting the first sentence in its entirety and substituting the following therefor: “The Committed Line shall expire on September 24, 2015 (the “Expiration Date”), unless extended by mutual agreement of the Bank and the Borrowers or, with respect to any Fund, terminated by a Borrower on behalf of such Fund as provided herein.”

June 26, 2015

2. Section II(1) of the Loan Agreement is hereby amended by: (a) deleting the word “and” which appears at the end of Section II(1)(g)(v); (b) deleting the period which appears at the end of Section II(1)(h) and substituting in place thereof a semicolon; and (c) inserting immediately after the end of Section II(1)(h), the following new paragraphs (i) and (j):

(i) to not, directly or, knowingly, indirectly use the proceeds of the Loans, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) to fund any activities or business of or with any Person, or in any country, region or territory that, at the time of such funding, is, or whose government is, the subject of Sanctions in each case so as to result in a violation of Sanctions, or (iii) in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in the Loans, whether as underwriter, advisor, investor or otherwise); and

(j) to maintain in effect and enforce policies and procedures designed to ensure compliance in all material respects by such Borrower, its Funds and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.

3. Section II(2)(m) of the Loan Agreement is hereby amended by amending and restating such Section in its entirety to read as follows:

(m) (i) none of any Borrower or Fund, any of such Borrower's or Fund's subsidiaries, nor any director, other than an independent director, or officer of such Borrower, Fund or subsidiary, nor, to such Borrower’s knowledge, any independent director, employee, agent or affiliate of such Borrower, Fund or any of their subsidiaries is a Person that is, or is owned or controlled by Persons that are (x) the subject or target of any sanctions administered or enforced by the U.S. Department of the Treasury's Office of Foreign Assets Control ("OFAC"), the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty's Treasury, or other relevant sanctions authority (collectively, "Sanctions") or (y) located, organized or resident of a country or territory that is, or whose government is, the subject of Sanctions so as to result in a violation of Sanctions; (ii) each Borrower and Fund has implemented and maintains in effect policies and procedures designed to ensure compliance by such Borrower and Fund and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions; and (iii) each Borrower, each Fund and their respective directors (other than independent directors) and officers and, to the knowledge of each Borrower, its independent directors, employees and agents,

June 26, 2015

are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects.

4. Section II(3)(b)(i) of the Loan Agreement is hereby amended by deleting such clause in its entirety and substituting the following therefor: “(i) shall fail to perform any term, covenant or agreement contained in any of Sections II(1)(a)-(c) hereof, Sections II(1)(d)(iv)–(xiii) hereof, Section II(1)(f) hereof or in any of Sections II(1)(i)-(j) hereof; or”.

5. Section II(16) of the Loan Agreement is hereby amended by:

(a) deleting the definitions of “Executive Order”, “Foreign Assets Control Regulations” and “Trading with the Enemy Act” in their entirety; and

(b) inserting the following new definitions in the appropriate alphabetical sequence therein:

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to any Borrower or any Fund from time to time concerning or relating to bribery or corruption.

“Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust (or series thereof) or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Sanctions” has the meaning set forth in Section II(2)(m).

II. Miscellaneous

1. Other than as expressly amended hereby, all terms and conditions of the Loan Agreement, Note and all related Loan Documents shall remain unchanged and are hereby ratified and affirmed as of the date hereof.

2. Each of the Borrowers, for itself and on behalf of its respective Funds, represents and warrants to the Bank as follows: (a) no Default or Event of Default has occurred and is continuing on the date hereof under the Loan Documents; (b) each of the representations and warranties contained in the Loan Agreement is true and correct in all respects with respect to such Borrower, for itself and its respective Funds, on and as of the date of this letter amendment except to the extent such representation and warranty is made as of an earlier date; (c) the execution, delivery and performance of this letter amendment and the Loan Documents, as amended hereby (collectively, the “Amended Loan Documents”): (i) are, and will be, within such Borrower's power and authority, (ii) have been authorized by all necessary proceedings, (iii) do not, and will not, require any consent or approval from any governmental authority or any other party other than those which have been received, (iv) will not contravene any provision of, or exceed any limitation contained in, the declaration of trust, by-laws or other organizational documents or Prospectus of such Borrower or any law, rule or regulation applicable to such

June 26, 2015

Borrower, and (v) do not constitute a default under any other agreement, order or undertaking binding on such Borrower; and (d) each of the Amended Loan Documents constitutes the legal, valid, binding and enforceable obligation of such Borrower, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally and by general equitable principles.

3. Upon receipt of a fully executed copy of this letter amendment and such other documents or instruments as the Bank may reasonably request, this letter amendment shall be deemed to be an instrument under seal and an amendment to the Loan Agreement to be governed by the laws of The Commonwealth of Massachusetts.

4. A copy of the Agreement and Declaration of Trust of each Borrower, as amended or restated from time to time, is on file with the Secretary of The Commonwealth of Massachusetts. Notice is hereby given, and it is expressly agreed, that the obligations of any such Borrower under this letter amendment, the Loan Agreement as amended by this letter amendment, and the other Loan Documents as amended by this letter amendment, shall not be binding upon any of the trustees, shareholders, nominees, officers, agents or employees of such Borrower personally, but bind only the trust property of such Borrower. Furthermore, notice is given that the assets and liabilities of each Fund are separate and distinct and that the obligations of or arising out of the Loan Agreement as amended by this letter amendment and the other Loan Documents as amended by this letter amendment with respect to each Fund are several and not joint. In the case of each Borrower, the execution and delivery of this letter amendment on its behalf has been authorized by its trustees, and this letter amendment has been executed and delivered by an authorized officer, in each case acting in such capacity and not individually, and neither such authorization by the trustees nor such execution and delivery shall be deemed to have been made by any of them individually, but shall bind only the trust property of such Borrower.

[Remainder of Page Intentionally Left Blank]

This letter amendment may be executed in counterparts each of which shall be deemed to be an original document.

Very truly yours,

STATE STREET BANK AND
TRUST COMPANY, as Bank

By: /s/ Janet B. Nolin
Janet B. Nolin
Vice President

Acknowledged and Accepted:

PUTNAM AMERICAN GOVERNMENT INCOME FUND
PUTNAM ARIZONA TAX EXEMPT INCOME FUND

PUTNAM ASSET ALLOCATION FUNDS, on behalf of
its fund series as listed in Appendix I attached hereto

PUTNAM CALIFORNIA TAX EXEMPT INCOME FUND
PUTNAM CONVERTIBLE SECURITIES FUND
PUTNAM DIVERSIFIED INCOME TRUST
PUTNAM EQUITY INCOME FUND
PUTNAM EUROPE EQUITY FUND

PUTNAM FUNDS TRUST, on behalf of
its fund series as listed in Appendix I attached hereto

PUTNAM GLOBAL EQUITY FUND
PUTNAM GLOBAL HEALTH CARE FUND
PUTNAM GLOBAL INCOME TRUST
PUTNAM GLOBAL NATURAL RESOURCES FUND
PUTNAM GLOBAL UTILITIES FUND
PUTNAM HIGH YIELD ADVANTAGE FUND
PUTNAM HIGH YIELD TRUST
PUTNAM INCOME FUND
PUTNAM INTERNATIONAL EQUITY FUND

PUTNAM INVESTMENT FUNDS, on behalf of
its fund series as listed in Appendix I attached hereto

PUTNAM INVESTORS FUND
PUTNAM MASSACHUSETTS TAX EXEMPT INCOME FUND
PUTNAM MICHIGAN TAX EXEMPT INCOME FUND
PUTNAM MINNESOTA TAX EXEMPT INCOME FUND
PUTNAM MONEY MARKET FUND

Tenth Amendment Signature Page – Committed Facility

PUTNAM MORTGAGE RECOVERY FUND
PUTNAM MULTI-CAP GROWTH FUND
PUTNAM NEW JERSEY TAX EXEMPT INCOME FUND
PUTNAM NEW YORK TAX EXEMPT INCOME FUND
PUTNAM OHIO TAX EXEMPT INCOME FUND
PUTNAM PENNSYLVANIA TAX EXEMPT INCOME FUND
PUTNAM TAX EXEMPT INCOME FUND
PUTNAM TAX EXEMPT MONEY MARKET FUND

PUTNAM TAX-FREE INCOME TRUST, on behalf of
its fund series as listed in Appendix I attached hereto

PUTNAM US GOVERNMENT INCOME TRUST

PUTNAM VARIABLE TRUST, on behalf of
its fund series as listed in Appendix I attached hereto

PUTNAM VOYAGER FUND
GEORGE PUTNAM BALANCED FUND
THE PUTNAM FUND FOR GROWTH AND INCOME

By:	/s/ Michael J. Higgins
Michael J. Higgins
Vice President, Treasurer, and Clerk, of each of the foregoing

Tenth Amendment Signature Page – Committed Facility

APPENDIX I

List of Borrowers and Funds

PUTNAM AMERICAN GOVERNMENT INCOME FUND
PUTNAM ARIZONA TAX EXEMPT INCOME FUND

PUTNAM ASSET ALLOCATION FUNDS
on behalf of:
Putnam Dynamic Asset Allocation Balanced Fund
Putnam Dynamic Asset Allocation Conservative Fund
Putnam Dynamic Asset Allocation Growth Fund

PUTNAM CALIFORNIA TAX EXEMPT INCOME FUND
PUTNAM CONVERTIBLE SECURITIES FUND
PUTNAM DIVERSIFIED INCOME TRUST
PUTNAM EQUITY INCOME FUND
PUTNAM EUROPE EQUITY FUND

PUTNAM FUNDS TRUST
on behalf of:
Putnam Absolute Return 100 Fund
Putnam Absolute Return 300 Fund
Putnam Absolute Return 500 Fund
Putnam Absolute Return 700 Fund
Putnam Asia Pacific Equity Fund
Putnam Dynamic Asset Allocation Equity Fund
Putnam Capital Spectrum Fund
Putnam Dynamic Risk Allocation Fund
Putnam Emerging Markets Equity Fund
Putnam Emerging Markets Income Fund
Putnam Equity Spectrum Fund
Putnam Floating Rate Income Fund
Putnam Global Consumer Fund
Putnam Global Dividend Fund
Putnam Global Energy Fund
Putnam Global Financials Fund
Putnam Global Industrials Fund
Putnam Global Technology Fund
Putnam Global Telecommunications Fund
Putnam Intermediate-Term Municipal Income Fund
Putnam International Value Fund
Putnam Low Volatility Equity Fund
Putnam Mortgage Opportunities Fund
Putnam Multi-Cap Core Fund
Putnam Retirement Income Fund Lifestyle 2
Putnam Retirement Income Fund Lifestyle 3
Putnam Short Duration Income Fund
Putnam Short-Term Municipal Income Fund
Putnam Small Cap Growth Fund
Putnam Strategic Volatility Equity Fund

PUTNAM GLOBAL EQUITY FUND
PUTNAM GLOBAL HEALTH CARE FUND
PUTNAM GLOBAL INCOME TRUST
PUTNAM GLOBAL NATURAL RESOURCES FUND
PUTNAM GLOBAL UTILITIES FUND
PUTNAM HIGH YIELD ADVANTAGE FUND
PUTNAM HIGH YIELD TRUST
PUTNAM INCOME FUND
PUTNAM INTERNATIONAL EQUITY FUND

PUTNAM INVESTMENT FUNDS
on behalf of:
Putnam Capital Opportunities Fund
Putnam Growth Opportunities Fund
Putnam International Capital Opportunities Fund
Putnam International Growth Fund
Putnam Multi-Cap Value Fund
Putnam Research Fund
Putnam Small Cap Value Fund

PUTNAM INVESTORS FUND
PUTNAM MASSACHUSETTS TAX EXEMPT INCOME
FUND
PUTNAM MICHIGAN TAX EXEMPT INCOME FUND
PUTNAM MINNESOTA TAX EXEMPT INCOME FUND
PUTNAM MONEY MARKET FUND
PUTNAM MORTGAGE RECOVERY FUND
PUTNAM MULTI-CAP GROWTH FUND
PUTNAM NEW JERSEY TAX EXEMPT INCOME FUND
PUTNAM NEW YORK TAX EXEMPT INCOME FUND
PUTNAM OHIO TAX EXEMPT INCOME FUND
PUTNAM PENNSYLVANIA TAX EXEMPT INCOME
FUND
PUTNAM TAX EXEMPT INCOME FUND
PUTNAM TAX EXEMPT MONEY MARKET FUND

PUTNAM TAX-FREE INCOME TRUST
on behalf of:
Putnam AMT-Free Municipal Fund
Putnam Tax-Free High Yield Fund

PUTNAM US GOVERNMENT INCOME TRUST

PUTNAM VARIABLE TRUST
on behalf of:
Putnam VT Absolute Return 500 Fund
Putnam VT American Government Income Fund
Putnam VT Capital Opportunities Fund
Putnam VT Diversified Income Fund
Putnam VT Equity Income Fund

Putnam VT Global Asset Allocation Fund
Putnam VT Global Equity Fund
Putnam VT Global Health Care Fund
Putnam VT Global Utilities Fund
Putnam VT Growth and Income Fund
Putnam VT Growth Opportunities Fund
Putnam VT High Yield Fund
Putnam VT Income Fund
Putnam VT International Equity Fund
Putnam VT International Growth Fund
Putnam VT International Value Fund
Putnam VT Investors Fund
Putnam VT Money Market Fund
Putnam VT Multi-Cap Growth Fund
Putnam VT Multi-Cap Value Fund
Putnam VT Research Fund
Putnam VT Small Cap Value Fund
Putnam VT George Putnam Balanced Fund
Putnam VT Voyager Fund

PUTNAM VOYAGER FUND
GEORGE PUTNAM BALANCED FUND
THE PUTNAM FUND FOR GROWTH AND INCOME